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                          MAYER, BROWN, ROWE & MAW LLP



October 31, 2003


Morgan Stanley Institutional Liquidity Funds
1221 Avenue of the Americas
New York, New York 10020


Dear Sirs:

Reference is made to the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File Nos. 333-104972) which you intend to file on or about October 31, 2003 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act") for the purpose of registering for sale an indefinite number of shares of beneficial interest, par value $0.01 per share (the "Shares").

As counsel for Morgan Stanley Institutional Liquidity Funds (the "Trust"), we have examined such Trust records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion.

As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Dechert LLP dated October 31, 2003. Based upon the foregoing, we are of the opinion that:

a) The Trust has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts.

b) The Shares when issued and sold, in the manner set forth in the Registration Statement of the Trust, will be legally and validly issued and fully paid and non-assessable (except for the potential liability of shareholders described in the Trust's Statement of Additional Information under the caption "General Information-Description of Shares and Voting Rights").

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Other Service Providers -- Fund Counsel " in the Statement of Additional Information, each forming a part of the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP

MAYER, BROWN, ROWE & MAW LLP